UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/02/2012

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

66 Field Point Road
Greenwich, CT 06830
(Address of principal executive offices, including zip code)

203-629-3722
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director.

On February 2, 2012, the Board of Directors (the "Board") of Genesee & Wyoming Inc. (the "Company") elected Ms. Ann N. Reese as a Director.   Ms. Reese has been appointed to serve on the Audit Committee of the Board.

Ms. Reese previously served as chief financial officer and treasurer of ITT Corp. She began her career with Bankers Trust and held positions in finance at Union Carbide and Mobil Oil before joining ITT. Most recently, she was a principal at Clayton, Dubilier and Rice.

Ms. Reese is currently a director of Xerox Corporation and Sears Holdings.

In 2001, Ms. Reese co-founded the Center for Adoption Policy whose mission is to remove barriers to adoption. She is a trustee of the University of Pennsylvania and is the chair of the Board of Overseers of the university's School of Social Policy and Practice.

Upon Ms. Reese's election to the Board, she was granted 1,070 shares of restricted stock of the Company and became eligible to receive equity and cash compensation in accordance with previously adopted compensation for non-employee directors as disclosed in the Company's proxy statement filed with the Securities and Exchange Commission on April 15, 2011. Ms. Reese will stand for election by the stockholders at the Company's 2012 Annual Meeting of Stockholders.

On February 3, 2012 the Company issued a press release announcing the election of Ms. Reese. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

(e) Compensatory Arrangements of Certain Officers

On February 1, 2012, the Compensation Committee of the Board approved changes in the annual base salary, established the performance criteria for annual incentive compensation and target amounts and approved long-term incentive compensation of the Company's executive officers for 2012. In connection therewith, the Compensation Committee established a new base salary, total target annual cash bonus amount as a percentage of base salary and long-term incentive compensation award as a percentage of base salary for John C. Hellmann, the Company's Chief Executive Officer and President, of $800,000, 90% and 240%, respectively. In addition, the contribution to be made by the Company in 2012 to Mr. Hellmann's account under the Company's Deferred Compensation Plan will be approximately $136,000. The aggregate 2012 compensation levels for the Company's other executive officers has not changed materially from 2011.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release announcing the election of Ann N. Reese to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: February 03, 2012	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release